SHARE BUYBACK AGREEMENT

THIS SHARE BUYBACK AGREEMENT (this "**Agreement**"), dated effective as of December 27, 2022 (the "**Effective Date**"), is entered into by and between Hyzon Motors Inc., a Delaware corporation ("**HMI**"); and Hymas PTE Ltd, a company organized under the laws of Singapore ("**Hymas**"). Each of the above entities may be referred to as a "**Party**," and collectively as the "**Parties.**"

WHEREAS, Hymas and Hyzon Motors Technology (Shanghai) Co., Ltd. (海易森汽车科技(上海)有限公司), a limited company organized under the laws of the People's Republic of China ("**Seller**") have entered into that certain Equity Transfer Agreement of even date herewith ("**Equity Transfer Agreement**") for the sale of the equity of Hyzon Motors Technology (Guangdong) Co., Ltd. (海易森汽车科技（广东）有限公司), a limited company organized under the laws of the People's Republic of China ("**Company**") from Seller to Hymas;

WHEREAS, HMI is a publicly-traded company listed on the NASDAQ under symbol HYZN;

WHEREAS, Hymas owns 155,639,006 shares of common stock of HMI, representing approximately 62.75% of the issued and outstanding shares of HMI; and

WHEREAS, in order to fund the transactions contemplated in the Equity Transfer Agreement, HMI desires to buyback from Hymas a certain number of shares of common stock of HMI owned by Hymas (the "**Hymas Shares**") as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Buyback of the Hymas Shares. HMI agrees to purchase from Hymas, and Hymas agrees to sell to HMI, on the Effective Date, 3,769,592 Hymas Shares at a price of $1.71 per share (the "**Share Price**"), which Share Price has been calculated by taking the weighted average closing price of HYZN over the seven (7) trading days ending on December 16, 2022.

2. Payment of Total Buyback Price. Upon confirmation of receipt of the Stock Power (as defined below) from HMI's transfer agent, Continental, HMI shall pay to Hymas six million four hundred forty-six thousand two and no/100 dollars (USD $6,446,002) (the "**Total Buyback Price**") by wire transfer in immediately available funds to the account designated by Hymas in writing..

3. Transfer of Hymas Shares. Prior to closing of this Agreement, Hymas shall execute and deliver to Continental the Irrevocable Stock Power in the form as set forth in Exhibit A, which is attached hereto and incorporated herein (the "**Stock Power**"). The Stock Power shall include a medallion stamp as set forth in the Stock Power. Continental shall hold the Stock Power in trust until the execution of this Agreement and confirmation in writing by Hymas that the Total Buyback Price has been received into Hymas's account, whereupon HMI shall then instruct Continental to transfer the Hymas Shares from Hymas to HMI in book form as recorded in the transfer agent's records on the Effective Date.

4. Representations and Warranties of each Party. Each Party hereby represents and warrants to the other Parties as follows:

(a) The Party is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction as set forth in the Preamble to this Agreement.

(b) The Party has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The Party has obtained all necessary corporate approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Party and constitutes the Party's legal, valid and binding obligation, enforceable against the Party in accordance with its terms.

(c) The execution, delivery and performance by the Party of this Agreement does not conflict with, violate or result in the breach of any agreement, instrument, order, judgment, decree, law or governmental regulation to which the Party is a party or is subject.

(d) No governmental, administrative or other third-party consents or approvals are required by or with respect to the Party in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(e) There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of the Party, threatened against or by the Party that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(f) No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Party.

5. Representations and Warranties of Hymas. Hymas hereby represents and warrants to HMI as follows:

(a) The Hymas Shares are owned of record and beneficially by Hymas, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (**"Encumbrances"**). Upon consummation of the transactions contemplated by this Agreement, HMI shall own the Hymas Shares, free and clear of all Encumbrances.

(b) Hymas (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits, risks and suitability of the transactions, (ii) is able to bear the risk of an entire loss related to such transactions, and (iii) is consummating the transactions with a full understanding of all of the terms, conditions and risks and willingly assumes those terms, conditions and risks.

(c) Hymas has received and carefully reviewed the HMI's public filings with the Securities and Exchange Commission, other publicly available information regarding HMI, and such other information that it and its advisers deem necessary to make its decision to enter into the transactions.

(d) Hymas has evaluated the merits and risks of the transactions based exclusively on its own independent review and consultations with such investment, legal, tax, accounting and other advisers as it deemed necessary. Hymas has made its own decision concerning the transactions without reliance on any representation or warranty of, or advice from, HMI.

(e) Neither HMI nor any of its affiliates, principals, stockholders, partners, employees and agents (i) has been requested to or has provided Hymas with any information or advice with respect to the Hymas Shares nor is such information or advice necessary or desired, or (ii) has made or makes any representation outside of this Agreement as to HMI or the credit quality of the Hymas Shares.

(f) Hymas acknowledges and understands that (i) HMI and its affiliates may possess material nonpublic information regarding HMI and its affiliates not known to Hymas that may impact the value of the Hymas Shares, including, without limitation, (x) information received by principals and employees of HMI and its affiliates in their capacities as directors, officers, significant stockholders and/or affiliates of HMI, (y) information otherwise received from HMI or its affiliates on a confidential basis, and (z) information received on a privileged basis from the attorneys and financial advisers representing HMI, its affiliates, and its Board of Directors (collectively, the ""**Information**"), and that HMI is not disclosing the Information to Hymas. Hymas understands, based on its experience, the disadvantage to which Hymas is subject due to the disparity of information between HMI and its affiliates, and Hymas. Notwithstanding such disparity, Hymas has deemed it appropriate to enter into this Agreement and to consummate the transactions.

6. HMI Liability. Hymas agrees that HMI, its affiliates, principals, stockholders, partners, employees and agents shall have no liability to Hymas, its affiliates, principals, stockholders, partners, employees, agents, grantors or beneficiaries, whatsoever due to or in connection with HMI's use or non-disclosure of the Information or otherwise as a result of the transactions, and Hymas hereby irrevocably waives any claim that it might have based on the failure of HMI to disclose the Information.

7. HMI Reliance. Hymas acknowledges that (i) HMI is relying on Hymas's representations, warranties, acknowledgments and agreements in this Agreement as a condition to proceeding with the transactions; and (ii) without such representations, warranties and agreements, HMI would not enter into this Agreement or engage in the transactions.

8. Survival. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing hereunder.

9. Indemnification.

(a) Indemnification. Each Party (the "**Indemnifying Party**") shall indemnify, defend and hold harmless the other Party, its affiliates, their successors and assigns, and any shareholder, member, director, officer, manager, employee or agent thereof (the "**Indemnified Party**") from and against any third-party claims, losses, damages, costs and expenses (including reasonable attorneys' fees) (collectively, "**Losses**") arising out of, caused by or in connection with: (i) any inaccuracy in or breach of any of the representations or warranties of such Party contained in this Agreement; or (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Indemnifying Party pursuant to this Agreement.

(b) Notice to Indemnifying Party. If a Party hereto shall receive notice or have knowledge of any Losses that may result in a claim for indemnification by such Party under this Agreement, such Indemnified Party shall, as promptly as practical, give written notice to the Indemnifying Party of the facts and circumstances relating to such claim and complete copies of all notices, pleadings or other papers related thereto. Failure to give such notice or to provide such information shall not relieve Indemnifying Party owing an indemnity obligation under this

Agreement from the obligation to provide a defense and indemnity to the Indemnified Party failing to give notice hereunder; provided the Indemnifying Party or its insurer(s) have not been prejudiced by such failure to give notice or provide information.

10. Limitation of Damages. IN NO EVENT SHALL A PARTY BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE OR SPECIAL DAMAGES (INCLUDING LOST PROFITS) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF HOW CAUSED OR REGARDLESS OF THE THEORY OF LIABILITY OR RECOVERY.

11. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

12. Confidentiality. The term "**Confidential Information,**" as used in this Agreement shall mean any and all information disclosed or conveyed by one Party or its agents (the "**Disclosing Party**") to another Party or its agents (the "**Recipient**") in or via any conference, conversation or meeting (face-to-face, video, telephone, web or otherwise); document (e-mail, facsimile, instant message, presentation, regular mail, request for proposal, letter, memorandum, writing, or otherwise); or any other type of conveyance including but not limited to information pertaining to or related to: (i) current or future products and services; accounting, asset, business, commercial, corporate, developmental, distribution, financial, growth, human resources, intellectual property, investment, licensing, marketing, manufacturing, operations, pricing, production, real estate, research, or technical data, methods, plans, policies, presentations, processes, programs, procedures, records or strategies; customer and prospective customer accounts and lists; and any other business, commercial or technical information relating to the Disclosing Party's current or prospective businesses, facilities or properties; (ii) this Agreement or its terms or subject matter; (iii) anything marked or otherwise identified by the Disclosing Party as confidential, restricted, proprietary, or secret; and (iv) anything disclosed or observed under circumstances under which a reasonable person would understand that such information is or should be confidential or proprietary to the Disclosing Party. Each Party agrees to hold all Confidential Information in strict confidence and to not use or disclose it to any entity or individual for any purpose other than as set forth in this Agreement, without the prior written consent of the Disclosing Party. Recipient shall obligate its employees or agents who have or shall receive any part of the Confidential Information to not use or disclose it except as permitted herein. Upon written notice from the Disclosing Party, or upon the termination of this Agreement, all copies of the Confidential Information shall be returned to the Disclosing Party or destroyed/deleted within ten (10) days of such request; provided, however, that Recipient shall have the right to maintain one archived copy for its records and defense of claims and litigation and Recipient may destroy any archival copies upon its scheduled destruction procedures in accordance with its retention schedule. If the Disclosing Party elects to have the Confidential Information destroyed/deleted, Recipient shall certify the destruction/deletion of same within the time period set forth in this Section. The above-stated provisions on confidentiality and use shall not extend to any information that: (a) at the time of disclosure to the Recipient, was already in the public domain; (b) after disclosure to the Recipient, has been published or otherwise becomes part of the public domain through no fault of the Recipient; (c) was known to the Recipient before disclosure by the Disclosing Party on a nonconfidential basis; (d) is disclosed to Recipient by a third party subsequent to disclosure by Disclosing Party, without restriction on disclosure and use, provided that the third party has not received it from Disclosing Party; or (e) was independently developed by the Recipient without using any of the Disclosing Party's Confidential Information. In the event a court order or governmental regulation requires the Recipient to disclose all or part of the Confidential Information, Recipient shall give the Disclosing Party prior written notice of the scope of the

anticipated disclosure so as to enable the Disclosing Party to undertake all reasonable efforts to have such court or governmental agency maintain the secrecy and confidentiality of the Confidential Information. In addition to other remedies, each Party acknowledges that monetary damages may be insufficient for any breach of this Section, and a Party shall be entitled to seek specific performance and injunctive and equitable relief as a remedy if a material breach of this Section is established. The Parties' obligations under this confidentiality provision shall continue for a period of two (2) years after the expiration or termination of this Agreement.

13. Publicity. Notwithstanding the above Confidentiality provisions, each Party understands that HMI is a publicly-traded company and each Party need to publicly disclose this Agreement and certain of its provisions.

14. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a "**Notice**") shall be in writing and addressed to the Parties at the addresses set forth below (or to such other address that may be designated by the receiving Party from time to time in accordance with this section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving Party, and (b) if the Party giving the Notice has complied with the requirements of this Section.

To Hymas:	with a copy to:
Hymas Pte Ltd. Attn: Jack Zhang 48 Toh Guan Road East Enterprise Hub #05-124 Singapore 608586 Email: jack.zhang@horizonfuelcell.com	Pryor Cashman LLP Attn: Eric Hellige 7 Times Square New York, NY 10036-6569 Email: ehellige@pryorcashman.com
To HMI:	with a copy to:
c/o Hyzon Motors USA Inc. Attn: Parker Meeks, President & Interim CEO 599 S. Schmidt Road Bolingbrook, Illinois 60440 USA Email: parker.meeks@hyzonmotors.com	Hyzon Motors USA Inc. Attn: John Zavoli, General Counsel 599 S. Schmidt Road Bolingbrook, Illinois 60440 USA Email: john.zavoli@hyzonmotors.com

15. Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

16. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign any of its rights or obligations hereunder without the prior written consent of the other Parties hereto, which consent shall not be unreasonably withheld or delayed.

17. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

18. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

19. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

20. Controlling Language; Governing Law; Submission to Jurisdiction. The Parties agree that the English language shall control and govern this Agreement and that any translations in Chinese or otherwise shall be for convenience only. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, USA without giving effect to any choice or conflict of law provision or rule. The Parties agree to exclusive arbitration to be conducted in the English language in Singapore before the International Court of Arbitration of the International Chamber of Commerce; provided further, however, that nothing in this Agreement shall preclude either Party from seeking interim measures of protection (including equitable and injunctive relief) in any court of competent jurisdiction.

21. Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument. The Parties may sign this Agreement using an electronic signature (whether by pdf scan or utilization of an industry-standard electronic signature platform or application). Signing this Agreement using an electronic signature shall be the legal equivalent of having placed a handwritten signature on this Agreement and shall be binding in the same manner as if signed by hand.

[Signatures on following page; remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have executed this Share Buyback Agreement on the date first written above.

HYMAS:

HYMAS PTE LTD

Signature:______________________
Name:
Title:

HMI:

HYZON MOTORS INC.

Signature: [signature]
Name: Parker Meeks
Title: President & Interim CEO

IN WITNESS WHEREOF, the Parties hercto have executed this Share Buyback Agreement on the date first written above.

HYMAS:

HYMAS PTE LTD

Signature: ______________________
Name: 张弛
Title: Group CEO

HMI:

HYZON MOTORS INC.

Signature;______________________
Name: Parker Meeks
Title: President & Interim CEO

EXHIBIT A

FORM OF STOCK POWER

CONTINENTAL
STOCK TRANSFER & TRUST

IRREVOCABLE STOCK POWER

(For help to complete the stock power, refer to instructions on our website – www.continentalstock.com)

For value received, I/We hereby sell, assign and transfer unto:

[1] Full Name of New Owner (Transferee)	[2] Full Address	[3] Social Security or Tax Identification Number

[4] Number of Certificated Shares	[5] Number of DRS or Book Entry Shares	[6] Number of Dividend Reinvestment Plan Shares	[7] Total Number of Shares

of the [8] ☐ Common Stock ☐ Preferred Stock ☐ Warrants ☐ Units ☐ Notes ☐ ____________ of
Other

[9] ____ currently registered in the name of
Name of Issuing Corporation (Issuer)

[10] ____
Name of Registered Shareholder(s) corresponding to the face of the Certificate, Book, DRS or DRIP Statement

represented by **Certificate** or **Account** number(s) [11] ______________________________. The
Certificate Number from Certificate or Account Number from DRS/DRIP Statements

undersigned does hereby irrevocably constitute and appoint **Continental Stock Transfer & Trust Company** as attorney to transfer said stock on the books of said company with full power of substitution in the premises.

12. ☐ **Issue physical certificate(s)** to new shareholder(s) ☐ **Issue DRS/Book Statements** reflecting book entry position to new shareholder(s) ☐ Retain shares for safekeeping and reinvest dividends (DRIP)

13. **COST BASIS INFORMATION**: Check Transaction Type: ☐ SALE ☐ INHERITANCE ☐ GIFT ☐ OTHER

Acquisition/Transaction Date: ____________________ Price per share/FMV: ____________________
mm/dd/yyyy

14. ____________________
Date

____
Signature of Registered Shareholder or Legal Representative

15. ____________________
Daytime Telephone Number

____
Signature (if Joint Owner or second Fiduciary Representative)

IMPORTANT – READ CAREFULLY:
The signatures to this assignment must correspond with the name as written upon the face of the certificate(s) / DRS Advice / DRP Statement in every particular without alteration or enlargement or any changes whatsoever. The signature of the person executing this stock power must be guaranteed by an Eligible Guarantor (Financial) Institution such as a Commercial Bank, Securities Broker Dealer, Credit Union or Savings Association participating in a Medallion Program approved by the Securities Transfer Association. **Please note that no other Form of signature guarantee is acceptable.**

AFFIX MEDALLION STAMP (must be legible)
